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                                                                    Exhibit 10.3

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                  COVERING SECURITIES THAT HAVE BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                  MetLife Leadership Deferred Compensation Plan

               (as amended and restated effective with respect to
             salary and Cash Incentive Compensation January 1, 2005, and with respect to Stock Compensation April 15, 2005)

1. PURPOSE. The purpose of the Plan is to provide an opportunity for Participants, a select group of highly compensated employees within the meaning of Sections 201(2) and 301(a)(3) of ERISA, to delay receipt of certain compensation until a later date, at which time payment of the compensation will be made after adjustment for the simulated investment experience of such compensation from the date of deferral. The Plan is intended to be maintained in compliance with Legal Deferral Requirements and requirements for the registration of debt incurred by MetLife, Inc. under the Plan with the Securities and Exchange Commission on a form S-8.

2.   PLAN ADMINISTRATION.

     2.1. The Plan Administrator shall administer the Plan.

     2.2. The Plan Administrator may establish, amend, and rescind rules and regulations relating to the Plan, provide for conditions necessary or advisable to protect the interest of the Affiliates, construe all communications related to the Plan, and make all other determinations it deems necessary or advisable for the administration and interpretation of the Plan. The Plan Administrator may conform any provision of this Plan to the extent such provision is inconsistent with Legal Deferral Requirements.

     2.3. Determinations, interpretations, and other actions made by the Plan Administrator shall be final, binding, and conclusive for all purposes and upon all individuals.

     2.4. The Plan Administrator may prescribe forms as the sole and exclusive means for Participants to take actions authorized or allowed under the Plan. The Plan Administrator may issue communications to Eligible Associates and Participants as it deems necessary or appropriate in connection with the Plan (including but not limited to communications explaining the risks and potential benefits of the Investment Tracking Funds). Subject to the provisions of Section 19 of this Plan, the Plan Administrator may, in its discretion, adjust the value of Deferred Compensation Accounts on a basis other than as prescribed in Deferral Elections or Reallocation Elections, including but not limited to the use of Investment Tracking Funds other than those selected by the Participant.

     2.5. Except to the extent prohibited by law, communication by the Plan Administrator (and by an Eligible Associate or Participant to the extent authorized by the Plan Administrator) of any document or writing, including any document or writing that must be executed by a party, may be in an electronic form of communication.

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     2.6. The Plan Administrator may appoint such agents, who may be officers or employees of an Affiliate, as it deems necessary or appropriate to assist it in administering the Plan and may grant authority to such agents to execute documents and take action on its behalf. The Plan Administrator may consult such legal counsel, consultants, or other professional as it deems desirable and may rely on any opinion received from any such professional or from its agent. All expenses incurred in the administration of the Plan shall be paid by one or more of the Affiliates.

3. ELIGIBILITY TO PARTICIPATE. Each Eligible Associate shall be eligible to participate in this Plan; provided, however, that unless the Plan Administrator determines otherwise, no otherwise Eligible Associate who, at the individual's election or request, receives an accelerated payment pursuant to the terms of any non-qualified deferred compensation plan in which the individual participated by virtue of employment with any MetLife Company shall be eligible to participate in this Plan with regard to Compensation payable in any calendar year prior to the calendar year next beginning after the third anniversary of such payment is made.

4.   DEFERRAL ELECTIONS.

     4.1. At such times as are determined by the Plan Administrator, each Eligible Associate may complete and submit to the Plan Administrator a Deferral Election applicable to the Eligible Associate's Compensation payable for services performed in such periods on and after January 1, 2005 and following the date of the Deferral Election (or other such periods consistent with Legal Deferral Requirements) determined by the Plan Administrator. Within thirty (30) days after attaining the status of Eligible Associate in his or her first calendar year as an Officer or 090 Employee, such Eligible Associate may complete and submit to the Plan Administrator a Deferral Election applicable to the Eligible Associate's Compensation payable for services in the current calendar year or other periods following the date of the Deferral Election (or other such periods consistent with Legal Deferral Requirements) determined by the Plan Administrator. The Plan Administrator shall prescribe the form(s) of Deferral Election.

     4.2. The Plan Administrator may offer an Eligible Participant the opportunity to indicate each or any of the following, either separately or in combination, in a Deferral Election: (a) the percentage, in increments of 5%, or maximum dollar amount of salary (which, for greater clarity, shall not include any payments under any such plans contingent on a separation agreement, release, or similar agreement) that would otherwise be paid the receipt of which the Eligible Associate wishes to defer into a Deferred Cash Compensation Account, which shall be no greater than 75% of salary; (b) the percentage, in increments of 5%, or (except for payments under the Long Term Performance Compensation Plan, International Long Term Performance Compensation Plan, or payments to an 090 Employee) maximum dollar amount of Cash Incentive Compensation, by plan under which such Compensation may be payable, that would otherwise be paid the receipt of which the Eligible Associate wishes to defer into a Deferred Cash Compensation Account (PROVIDED, HOWEVER, that if the Participant expresses a maximum dollar amount of Cash Incentive Compensation for deferral and the amount of Cash Incentive Compensation actually payable to the Participant is less than the maximum dollar amount specified, the Deferral Election shall be deemed to apply to the full amount of the Cash Incentive Compensation); (c) the percentage, in

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          increments of 5%, of Stock Compensation that would otherwise be paid the receipt of which the Eligible Associate wishes to defer into a Deferred Stock Compensation Account; (d) the percentage, in increments of 5%, of cash payments under the Long Term Performance Compensation Plan which the Eligible Associate wishes to defer into a Deferred Stock Compensation Account; (e) the Investment Tracking Fund(s) which the Eligible Participant selects to adjust the value of the Deferred Cash Compensation Account and the value of the Matching Contribution Account, in increments of 5%; (f) the date on which the Eligible Participant wishes the payment of the Deferred Stock Compensation Account to begin; (g) the date on which the Eligible Participant wishes the payment of the Deferred Cash Compensation Account and Matching Contribution Account to begin; (h) whether the Deferred Compensation Accounts are to be paid in a single lump sum or annual installments; and (i) if the Deferred Compensation Accounts are to be paid in annual installments, the number (not to exceed fifteen (15)) of such installments. If, upon Employment Discontinuance, the Participant is Retirement Eligible or will be deemed to be Retirement Eligible upon attaining age 55, the Participant's elections regarding Cash Incentive Compensation and/or Deferred Stock Compensation shall be applied to any such compensation otherwise payable after the Participant's Employment Discontinuance.

     4.3. Each Deferral Election that specifies any deferral of salary in terms of a maximum dollar amount rather than in percentage terms must specify deferral of at least two hundred dollars ($200) of salary per pay period. Each Deferral Election that specifies any deferral of Cash Incentive Compensation in terms of a maximum dollar amount rather than in percentage terms must specify deferral of at least five thousand dollars ($5,000) of Cash Incentive Compensation per year.

     4.4. Each Deferral Election shall indicate the date(s) on which the Eligible Associate wishes the payment of a Deferred Compensation Account to begin by indicating either: (a) a single date certain that is no earlier than January 1 of the calendar year following the calendar year in which the third anniversary of the latest date any Compensation subject to the Deferral Election would have otherwise been paid; or (b) the date of the Eligible Associate's termination of employment when Retirement Eligible.

     4.5. The Plan Administrator may, in its discretion, reject and/or reform any Deferral Election, in whole or in part, due to (a) inconsistency of the Deferral Election with this Plan; (b) inconsistency of the Deferral Election with employer compliance with legal requirements (including those regarding sufficient tax withholding and those regarding payroll taxation for FICA or otherwise); (c) inconsistency of the Deferral Election with requirements for employee contributions or premium payments from compensation under the terms of any plan; (d) inconsistency of the Deferral Election with Legal Deferral Requirements; or (e) any other lawful basis.

     4.6. Notwithstanding any other provisions of this Plan, no Compensation payable to a Participant less than one-hundred eighty (180) days after the first day of the second calendar month following a hardship payment to the Participant under SIP or other qualified deferred compensation plan in which the individual participates by virtue of employment with any Affiliate shall be deferred under this Plan.

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     4.7. No election by an Eligible Associate of the percentage of cash payments under the Long Term Performance Compensation Plan which the Eligible Associate wishes to defer into a Deferred Stock Compensation Account under Section 4.2(d) of this Plan shall be made in violation of the Insider Trading Policy promulgated by MetLife, Inc. or an Affiliate. To the extent such an election is in violation of that policy, the amount of cash payments under the Long Term Performance Compensation Plan which the Eligible Associate specified for deferral into a Deferred Stock Compensation Account shall instead be deferred as Cash Incentive Compensation into a Deferred Cash Compensation Account.

     4.8. For purposes of applicable determinations pursuant to Legal Deferral Requirements, to the extent any Deferred Compensation Account is to be paid in annual installments, such payments shall constitute a single payment.

5.   INVESTMENT TRACKING.

     5.1. Except as provided in Sections 2.4 and 5.2 of this Plan, the value of each Participant's Deferred Cash Compensation Account and Matching Contribution Account shall be adjusted to reflect the simulated investment performance on a Total Return Basis using the Investment Tracking Funds described in Section 6 of this Plan, on the same basis as if the value of such Deferred Compensation Accounts had been invested in such Investment Tracking Funds, for such period(s) of time determined under the Plan until they are paid. To the extent permitted by the Plan Administrator, each Participant may select from among the Investment Tracking Funds for purposes of such valuation in the Participant's Deferral Election and Reallocation Elections.

     5.2. Except as provided in Section 2.4 of this Plan, the value of a Participant's Deferred Stock Compensation Account, and only the value of such Deferred Stock Compensation Account, shall be adjusted using the MetLife Deferred Shares Fund as provided in Section 6.1 of this Plan, on the same basis as if the Participant had invested in the number of shares of MetLife Stock constituting such deferred Stock Compensation (on a Total Return Basis) for such period(s) of time determined by the Deferral Election until it is paid.

     5.3. The number of shares of MetLife Stock represented by cash payments under the Long Term Performance Compensation Plan deferred into a Deferred Stock Compensation Account pursuant to the terms of Section 4.2(d) of this Plan shall be initially determined by dividing the amount of the cash payment deferred by the Fair Market Value of the MetLife Stock on the date such payment was granted to the Participant under the terms of the Long Term Performance Compensation Plan, and shall thereafter be subject to Investment Tracking on the same terms as the balance of the Deferred Stock Compensation Account under
          Section 5.2 of this Plan.

6. INVESTMENT TRACKING FUNDS. The methods of Investment Tracking described in or determined under this Section 6 shall be available for Deferral Elections and Reallocation Elections. To the extent the methods of Investment Tracking are changed, or otherwise as the Plan Administrator determines in its discretion, the Plan Administrator may require the Participant to make an appropriate change in the Participant's Investment Tracking or may unilaterally impose a method of Investment Tracking.

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     6.1. MetLife Deferred Shares Fund. Value tracked in the MetLife Deferred
          Shares Fund shall be accounted in number of tracking shares equal to the number of shares of MetLife Stock deferred and adjusted to simulate the effect of each and any of the following on the Stock Compensation had it been paid in MetLife Stock: (a) dividend; (b) stock dividend; (c) stock split; (d) MetLife, Inc. recapitalization (including, but not limited, to the payment of an extraordinary dividend), (e) merger, consolidation, combination, or spin-off affecting MetLife, Inc. capitalization; (f) distribution of MetLife, Inc. assets to holders of MetLife Stock (other than ordinary cash dividends); (g) exchange of shares, or (h) other similar corporate change. Unless otherwise determined by the Plan Administrator, only the value of a Participant's Deferred Stock Compensation Account may be tracked in the MetLife Deferred Shares Fund.

     6.2. Other Investment Tracking Funds. Except as provided in Section 6.1, the Plan Administrator shall determine in its discretion any method(s) of Investment Tracking that will be available from time to time.

7.   REALLOCATION ELECTIONS.

     7.1. The Participant may change the Investment Tracking Funds used to adjust either (a) the value of new contributions to his/her Deferred Cash Compensation Account and credits to his/her Matching Contribution Account, from the date(s) Compensation is deferred rather than paid and any Matching Contributions are credited, as the case may be; and/or (b) the value of the Participant's existing Deferred Cash Compensation Account and Matching Contribution Account.

     7.2. Unless otherwise determined by the Plan Administrator, a Reallocation Election shall be effective on the date it is received by the Plan Administrator, or on the following business day if it is received by the Plan Adminstrator at a time when the Plan Administrator determines it is not practicable or convenient to the operation of the Plan to apply such Reallocation Election on the date it is received. The number of Reallocation Elections by a Participant regarding each of items (a) and (b) of Section 7.1 of this Plan, respectively, shall not exceed six (6) in any calendar year; PROVIDED, HOWEVER, that the number of such Reallocation Elections submitted by a Participant on a single day shall be aggregated as a single election for purposes of the limit expressed in this sentence.

8. MATCHING CONTRIBUTION. If a Participant makes contributions to SIP throughout a calendar year, the Participant's Matching Contribution Account shall be credited with the amount of matching contributions (if any) with which the Participant's SIP account would have been credited under the terms and provisions of such plan, in each case with relation to deferred Compensation in that calendar year had the Compensation not been deferred. Notwithstanding the foregoing, no Matching Contributions shall be credited in favor of a Participant during the suspension of such Participant's deferrals pursuant to Section 4.6 of this Plan.

9. BENEFICIARY DESIGNATION. The Plan Administrator shall prescribe the form by which each Eligible Associate and Participant may designate a beneficiary or beneficiaries (who may be named contingently, and among whom payments received under this Plan may be split as indicated by the individual) for purposes of receiving payment of Deferred Compensation

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     Accounts under this Plan after the death of such individual. Each designation will be effective only upon its receipt by the Plan Administrator during the life of the individual making the designation and shall revoke all prior beneficiary designations by that individual related to this Plan. Beneficiary designations submitted by an Eligible Associate or Participant pursuant to the terms of the MetLife Deferred Compensation Plan for Officers or MetLife Individual Business Special Deferred Compensation Plan during or prior to 2004 shall be effective for purposes of this Plan.

10.  PAYMENT OF DEFERRED COMPENSATION ACCOUNTS.

        10.1. Amount. Except as provided in Section 2.4 of this Plan, the amount of payment(s) of each Deferred Compensation Account shall reflect the value of those Deferred Compensation Accounts through the date each payment of Deferred Compensation Accounts is payable, as adjusted for Investment Tracking. If payment of Deferred Compensation Accounts is to be made in installments, then (a) the amount of each installment payment from either a Deferred Cash Compensation Account and Matching Contribution Account will be determined by dividing the value of each of the Deferred Compensation Accounts at the time the payment is due by the remaining number of installments in which the Deferred Cash Compensation Account or Matching Contribution Account, respectively, is to be paid, and (b) the amount of each installment payment from a Deferred Stock Compensation Account will be determined by dividing the number of tracking shares (each equal to a share of MetLife Stock) in the Deferred Compensation Accounts at the time the payment is due by the remaining installments in which the Deferred Stock Compensation Account is to be paid, and disregarding any fraction of a tracking share remaining until the last such installment payment.

        10.2. Medium. Payment of a Participant's Deferred Stock Compensation Account shall be made in the form of shares of MetLife Stock. The form of payment of all other Deferred Compensation Accounts shall be cash.

        10.3. Timing and Number of Payments.

             10.3.1. If a Participant dies on any date prior to completion of all payments from a Participant's Deferred Compensation Accounts, the unpaid portions of the Participant's Deferred Compensation Accounts shall become immediately payable in a lump sum.

             10.3.2. If the date on which payment of any of a Participant's
                     Deferred Compensation Accounts is to begin, as specified in the Participant's Deferral Election, occurs prior to the Participant's Employment Discontinuance, then the Participant's Deferred Compensation Accounts shall be payable beginning on the date determined by the Participant's Deferral Election and in the number of payments determined by the Participant's Deferral Election; PROVIDED, HOWEVER, that if the Participant's Employment Discontinuance occurs prior to the completion of all such payments, then all amounts remaining in the Participant's Deferred Compensation Accounts shall be immediately payable in a lump sum (except that, in the case of a Key Employee, all remaining amounts in the Deferred

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                     Compensation Account shall be payable six (6) months
                     following Employment Discontinuance).

             10.3.3. If the date on which payment of any of a Participant's
                     Deferred Compensation Accounts is to begin, as specified in the Participant's Deferral Election, has not occurred prior to the Participant's Employment Discontinuance, and Participant is Retirement Eligible upon Employment Discontinuance , then the Participant's Deferred Compensation Accounts shall be payable beginning on the date determined by the Participant's Deferral Election and in the number of payments determined by the Participant's Deferral Election (except that, in the case of a Key Employee who specified payment upon termination of employment when Retirement Eligible, payment of the Deferred Compensation Account shall be payable six (6) months following Employment Discontinuance).

             10.3.4. If the date on which payment of any of a Participant's
                     Deferred Compensation Accounts is to begin, as specified in the Participant's Deferral Election, has not yet occurred prior to the Participant's Employment Discontinuance, and the Participant (a) is not Retirement Eligible upon Employment Discontinuance; (b) is, at Employment Discontinuance, eligible to participate in a severance plan offered by an Affiliate; and (c) either will be deemed to be Retirement Eligible upon attaining age 55 after Employment Discontinuance or whose benefit under the Retirement Plan is otherwise determined with reference to the reduction factors for commencing benefit payments prior to normal retirement age applicable to Retirement Plan participants with twenty (20) or more years of service, then the Participant's Deferred Compensation Account shall be payable and in the number of payments determined by the Participant's Deferral Election beginning on the date determined by the Participant's Deferral Election; PROVIDED, HOWEVER, that if the Participant's Deferral Election specified payment upon termination of employment when Retirement Eligible then the Participant's Deferred Compensation Account shall be payable upon the Participant's Employment Discontinuance (except that, in the case of a Key Employee, all remaining amounts in the Deferred Compensation Account shall be payable six (6) months following Employment Discontinuance).

             10.3.5. If the date on which payment of a any of a Participant's
                     Deferred Compensation Account is to begin, as specified in the Participant's Deferral Election, has not occurred prior to the Participant's Employment Discontinuance, and neither Sections 10.3.3 nor 10.3.4 of this Plan applies to the Participant, then the Participant's Deferred Compensation Account shall be payable in a lump sum upon the Participant's Employment Discontinuance, notwithstanding the Participant's Deferral Election (except that, in the case of a Key Employee, all remaining amounts in the Deferred Compensation Account shall be payable six (6) months following Employment Discontinuance).

             10.3.6. If, consistent with the terms of this Section 10, other than this Section 10.3.6 of this Plan, the Participant's Deferral Election applies to Cash Incentive Compensation or Stock Compensation payable after the Participant's Employment Discontinuance, then the Participant's applicable Deferred Compensation Account shall be payable beginning on the date determined by the

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                     Participant's Deferral Election and in the number of
                     payments determined by the Participant's Deferral Election.

             10.3.7. Notwithstanding any of the other terms of this Section
                     10.3, distribution of amounts from a Participant's Matching Contribution Account shall not be made beginning on any date earlier than the date on which payments of Matching Contributions could have been payable under the terms of SIP. To the extent that the Participant's Matching Contribution Account is not payable on the earliest date(s) that the Participant's other Deferred Compensation Accounts become payable, in each case by virtue of this Section 10.3.7, the Matching Contribution Account shall be paid in a lump sum.

             10.3.8. Notwithstanding any of the other terms of this Section
                     10.3, except Section 10.3.7 of this Plan, to the extent any of the Participant's Deferred Compensation Accounts are payable pursuant to Sections 12 or 13 of this Plan, payment shall be made in a single lump sum.

             10.3.9. Payment(s) of a Participant's Deferred Compensation
                     Account shall be made on the earlier of the date payable or after any delays in payment required under Legal Deferral Requirements have passed as determined by the Plan Administrator in its discretion. In no event shall MetLife, Inc., any Affiliate, or the Plan have any liability to anyone on account of payment being made later than the date payable due to administrative considerations or otherwise.

            10.3.10. Notwithstanding any other terms of this Plan, no payment of any Deferred Compensation Account shall be made at a time inconsistent with Legal Deferral Requirements.

       10.4. To Whom Paid. Except as otherwise provided in this Section 10.4 of this Plan, all payments of a Participant's Deferred Compensation Accounts will be made to the Participant. If a Participant dies on any date prior to the date of the completion of all such payments, all unpaid value in the Participant's Deferred Compensation Accounts shall be paid to the beneficiary designated for that purpose by the Participant. If the Participant's designated beneficiary has not survived the Participant, or the Participant has designated no beneficiary for purposes of this Plan, such payment will be made to the Participant's estate.

       10.5. Withholding and Effect of Taxes. Payments under this Plan will be made after the withholding of any Federal, state, or local income, employment or other taxes legally obligated to be withheld, as determined by the Plan Administrator in its discretion. All tax liabilities arising out of deferrals under this Plan shall be the sole obligation of the Participant or his/her beneficiary, including but not limited to any tax liabilities arising out of Legal Deferral Requirements. Withholding of any taxes or other items required by law may be made from each payment of a Participant's Deferred Compensation Account or from other payments due to the Participant from any Affiliate to the extent consistent with law.

11. NO LOANS AND ASSIGNMENTS. The Plan shall make no loan, including any loan on account of any Deferred Compensation Account, to any Participant or any other person nor permit any Deferred Compensation Account to serve as the basis or security for any loan to any

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     Participant or any other person. Except as provided in Section 20 of this
     Plan, no Participant or any other person may sell, assign, transfer, pledge, commute, or encumber any Deferred Compensation Account or any other rights under this Plan.

12.  HARDSHIP ACCOMMODATIONS.

       12.1. Upon the written request of an Eligible Associate or Participant, the Plan Administrator may, in its discretion and in light of any facts or considerations it deems appropriate, find that the Eligible Associate or Participant has suffered an Unforeseeable Emergency. In light of such a finding, the Plan Administrator may, to the extent the Plan Administrator determines necessary for the Eligible Associate or Participant to address the Unforeseeable Emergency, (a) suspend the deferral of receipt of Compensation by the Eligible Associate or Participant pursuant to a Deferral Election; and/or (b) to the extent the Plan Administrator finds, in its discretion, that such a suspension of deferral is insufficient to address the Participant's Unforeseeable Emergency, make payment of all or a portion of the Participant's Deferred Compensation Accounts. The Plan Administrator shall provide the Eligible Associate or Participant with written notice of its determinations in response to the Eligible Associate's or Participant's request.

       12.2. The total amount of deferrals suspended or payment advanced shall not exceed the amount necessary to satisfy the financial consequences of the Unforeseeable Emergency and amounts equal to the withholding required by Section 10.5 of this Plan, and shall not exceed the total value of the Deferred Compensation Accounts under the Plan. No accommodation pursuant to this Section 12 shall be implemented in manner or at a time when prohibited or punishable by any applicable Affiliate policy or law, including but not limited to law regarding trading of securities on inside information and the exemptions therefrom.

       12.3. If the Eligible Associate or Participant participates in any other deferred compensation plan by virtue of employment with any Affiliate, the Plan Administrator may coordinate the operation of this Section 12 with the operation or similar provisions of any such other plan, including but not limited to reducing the value of deferrals in ascending order of the value of deferrals in each plan beginning with the plan in which the individual's deferrals have the lowest value.

       12.4. In the event that a payment from the Participant's Deferred Compensation Accounts is made pursuant to this Section 12, (a) the value of the Participant's Deferred Cash Compensation Account shall be reduced, and (b) if the reduction in the value of the Participant's Deferred Cash Compensation Account is less than the payment made, the Plan Administrator may in its discretion reduce the value of the Participant's Matching Contribution Account and/or Deferred Stock Compensation Account, in amounts determined by the Plan Administrator in its discretion, equal to a total reduction equal to the difference between the payments made and the value by which the Participant's Deferred Cash Compensation Account was reduced.

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       12.5.  To the extent that the value of the Participant's Deferred Cash
              Compensation Account or Matching Contribution Account is reduced, the value tracked according to each Investment Tracking Fund shall be reduced proportionate to the total value of the Deferred Cash Compensation Account or Matching Contribution Account, respectively, being tracked in that Investment Tracking Fund.

13. UNILATERAL PAYMENT CONSISTENT WITH LAW. In those circumstances permitted by law consistent with Legal Deferral Requirements, the Plan Administrator may, in its discretion, and regardless of the Participant's wishes, pay a Participant the value of the Participant's Deferred Compensation Accounts in whole or in part. No payment pursuant to this Section 13 shall be made in manner or at a time when prohibited or punishable by any applicable Affiliate policy or law, including but not limited to law regarding trading of securities on inside information and the exemptions therefrom.

14. NATURE OF LIABILITY. All Deferred Compensation Accounts accrued under this Plan are unsecured obligations of MetLife, Inc. and any successor thereto, and are neither obligations, debts, nor liabilities of any other entity or party. This Plan and the liabilities created hereunder are unfunded. Investment Tracking, any other means for adjusting or communicating the value of Deferred Compensation Accounts, and any communication or documentation regarding this Plan or any Participant's Deferred Compensation Accounts are for recordkeeping purposes only and do not create any right, property, security, or interest in any assets of MetLife, Inc. or any other party. All Deferred Compensation Accounts accrued under this Plan are subject to the claims of general creditors of MetLife, Inc. Notwithstanding the foregoing, if any Affiliate employing a Participant ceases to be an Affiliate, the Plan Administrator may determine on or before the date of the transaction in which the Affiliate ceased to be an Affiliate (or afterward, with the consent of an officer of MetLife, Inc.), that the liabilities associated with some or all of the employees of that Affiliate who are Participants shall transfer from MetLife, Inc. to that MetLife Company as of the date that Affiliate ceases or ceased to be an Affiliate. Although the Plan is intended to be designed and administered in complete accordance with Legal Deferral Requirements, in no event shall MetLife, Inc., any Affiliate, or the Plan have any liability to anyone for any taxes, penalties, or other losses on account of the Plan or its administration failing to comply with Legal Deferral Requirements.

15. NO GUARANTEE OF EMPLOYMENT; NO LIMITATION ON EMPLOYER ACTION. Nothing in this Plan shall interfere with or limit in any way the right of any employer to establish the terms and conditions of employment of any individual, including but not limited to compensation and benefits, or to terminate the employment of any individual, nor confer on any individual the right to continue in the employ of any employer. Nothing in this Plan shall limit the right of any employer to establish any other compensation or benefit plan. No Deferred Compensation Account shall be treated as compensation for purposes of a Participant's right under any other plan, policy, or program, except as stated or provided in such plan, policy, or program. Nothing in this Plan shall be construed to limit, impair, or otherwise affect the right of any entity to make adjustments, reorganizations, or changes to its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

16. TERM OF PLAN. This Plan shall be effective with regard to salary and Cash Incentive Compensation payable on and after January 1, 2005 and with regard to Stock Compensation payable on and after April 15, 2005, and shall continue in effect unless and until it is terminated pursuant to its terms. The Plan Administrator may solicit and receive Deferral Elections prior to the dates this Plan and any amended and restated terms and any amendment to the Plan are effective.

17. GOVERNING LAW. The Plan shall be construed in accordance with and governed by New York law, without regard to principles of conflict of laws.

18. ENTIRE PLAN; THIRD PARTY BENEFICIARIES. This Plan document is the entire expression of the Plan, and no other oral or written communication, other than documents authorized under this Plan and fulfilling its express terms, shall determine the terms of the Plan or the terms of any agreement between an Eligible Associate or Participant and an Affiliate with regard to the Plan or Deferred Compensation Accounts. There are no third party beneficiaries to this Plan, other than Participants' respective beneficiaries designated under the terms of this Plan.

19. AMENDMENT AND TERMINATION CONSISTENT WITH LAW. To the extent permissible under law, including Legal Deferral Requirements, the Plan Administrator may amend, modify, suspend, or terminate this Plan at any time. Any such amendment or termination will not reduce the amount in Deferred Compensation Accounts accrued under this Plan prior to the execution of such amendment or termination. For further clarification, except as otherwise provided in this Section 19, amendments may otherwise be made to any and all provisions of the Plan, including but not limited to amendments affecting the time of distribution of Deferred Compensation Accounts, affecting forms of distribution of Deferred Compensation Accounts, or affecting any of the Investment Tracking Funds or any other means for adjusting the value of Deferred Compensation Accounts.

20. QUALIFIED DOMESTIC RELATIONS ORDERS. The Plan Administrator will distribute, designate, or otherwise recognize the attachment of any portion of a Participant's Deferred Compensation Accounts in favor of the Participant's spouse, former spouse or dependents to the extent such action is mandated by the terms of a qualified domestic relations order as defined in Section 414(p) of the Code, and otherwise as determined by this Plan.

21. CLAIMS. Claims for benefits and appeals of denied claims under the Plan shall be administered in accordance with Section 503 of ERISA, regulations thereunder (and any other law that amends, supplements, or supersedes said section of ERISA), and any procedures adopted by the Plan Administrator. The claims procedures referenced above are incorporated in this Plan by this reference.

22. DEFINITIONS. Capitalized terms in this Plan, and their forms, shall have the following meanings:

      22.1. "Affiliate" shall mean any corporation, partnership, limited liability company, trust or other entity which directly, or indirectly through one or more intermediaries, controls, or is controlled by, MetLife, Inc.

       22.2. "Cash Incentive Compensation" shall mean compensation payable in the form of cash under the MetLife Annual Variable Incentive Compensation Plan, the Institutional Regional Executive Plan, the International Long Term Performance Compensation Plan, the Long Term Performance Compensation Plan (and, in the case of each incentive compensation plan, any successor plan(s)), or payments of the nature of incentive compensation to an 090 Employee, but (for greater clarity) shall not include any payments in lieu of compensation payable under any such plans contingent on a separation agreement, release, or similar agreement.

       22.3.  "Code" shall mean the Internal Revenue Code of the United States.

       22.4. "Compensation" shall mean salary, Cash Incentive Compensation, and Stock Compensation payable by MetLife, Inc. or a MetLife Company.

       22.5. "Deferral Election" shall mean a written document executed by the Eligible Associate specifying the Eligible Associate's instructions regarding the matters addressed by Section 4 of this Plan.

       22.6. "Deferred Cash Compensation Account" shall mean a record-keeping account established for the benefit of a Participant in which is credited Compensation otherwise payable in cash to a Participant, but accounted for to the credit of the Participant under the terms of this Plan rather than paid to the Participant as and when originally earned.

       22.7. "Deferred Compensation Account" shall mean a Deferred Cash Compensation Account, Deferred Stock Compensation Account, or Matching Contribution Account (and, when used in the plural, all such Deferred Compensation Accounts to the credit of a Participant under the terms of this Plan). The value of each Deferred Compensation Account shall be adjusted as provided in this Plan.

       22.8. "Deferred Stock Compensation Account" shall mean a record-keeping account established for the benefit of a Participant in which is credited Compensation either (a) otherwise payable in MetLife Stock to a Participant, or (b) otherwise payable in cash as an award under the Long Term Performance Compensation Plan, but which the Participant has elected to defer in a Deferred Stock Compensation Account under Section 4.2(d) of this Plan, but accounted for to the credit of the Participant under the terms of this Plan rather than paid to the Participant as and when originally earned.

       22.9. "Eligible Associate" shall mean (a) an individual to whom an offer of employment as an Officer or 090 Employee has been made, who is selected by the Plan Administrator for eligibility and has been so notified; (b) an individual in his or her first calendar year as an Officer or 090 Employee who is selected by the Plan Administrator for eligibility and has been so notified; and (c) an individual in his or her second or later calendar year as an Office or 090 Employee, at such times that Officer or 090 Employee is eligible to participate in this Plan as provided in Section 3 of this Plan.

       22.10. "Employment Discontinuance" shall mean the termination of employment with an Affiliate, other than in connection with the transfer of employment to another Affiliate, or such other date as required to comply with Legal Deferral Requirements.

       22.11. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

       22.12. "Fair Market Value" shall mean, on any date, the closing price of MetLife Stock as reported in the principal consolidated transaction reporting system for the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of MetLife Stock are quoted at the relevant time) on such date. In the event that there are no MetLife Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which MetLife Stock transactions were so reported.

       22.13. "Investment Tracking" shall mean the adjustment of value to reflect simulated investment performance.

       22.14. "Investment Tracking Funds" shall mean those funds and vehicles described in Section 6 of this Plan.

       22.15. "Key Employee" shall mean at any given time, an employee subject to Code Section 416(i) as of August 31 of the prior calendar year as determined by the Plan Administrator.

       22.16. "Legal Deferral Requirements" shall mean requirements under law to achieve deferral of income taxation, including but not limited to Code Section 409A and any regulations promulgated thereunder.

       22.17. "Matching Contributions" shall mean the matching contributions described in Section 8 of this Plan.

       22.18. "Matching Contribution Account" shall mean a record-keeping account established for the benefit of a Participant in which is credited Matching Contributions and Pre-2005 Unvested Matching Contributions.

       22.19. "MetLife Common Stock Fund" shall mean Fair Market Value, plus the value of reinvested dividends payable on MetLife Stock.

       22.20. "MetLife Companies" shall mean MetLife Group, Inc.; Metropolitan Property and Casualty Insurance Company; and MetLife Bank, National Association.

       22.21. "MetLife Stock" shall mean shares of common stock of MetLife, Inc.

       22.22. "Officer" shall mean each individual who is employed by a MetLife Company paid from the United States in United States currency and whose compensation is in an officer or officer-equivalent grade level, each as determined by the Plan Administrator in its discretion.

       22.23. "Participant" shall mean each Eligible Associate who has had compensation deferred by operation of a Deferral Election under this Plan, and each individual credited with Pre-2005 Unvested Matching Contributions under this Plan.

       22.24. "Plan" shall mean this MetLife Leadership Deferred Compensation Plan.

       22.25. "Plan Administrator" shall mean the Plan Administrator of the Retirement Plan, including any person to whom such office has been delegated consistent with the Retirement Plan.

       22.26. "Pre-2005 Unvested Matching Contributions" shall mean those amounts of "Matching Contributions" (as defined in the MetLife Deferred Compensation Plan for Officers) that are not credited in favor of the Participant under the MetLife Deferred Compensation Plan for Officers by virtue of the fact that such amounts would not have been vested under SIP as of December 31, 2004.

       22.27. "Reallocation Election" shall mean a written document executed by the Participant specifying the Participant's instructions regarding the matters addressed by Section 7 of this Plan.

       22.28. "Retirement Eligible" shall mean: (a) if the Participant participates in the Retirement Plan, the Participant has met the age and service criteria necessary to begin receiving pension payments under the "traditional formula" in the Retirement Plan immediately upon terminating service (regardless of whether the Participant is actually eligible to receive "traditional formula" pension payments), and (b) if the Participant participates in any other retirement plan offered by a MetLife Company or any Affiliate, the Participant has met the age and service criteria necessary to begin receiving pension payments immediately upon terminating service.

       22.29. "Retirement Plan" shall mean the Metropolitan Life Retirement Plan for United States Employees.

       22.30. "SIP" shall mean each and all of the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates, the Metropolitan Life Auxiliary Savings and Investment Plan, and the Metropolitan Life Supplemental Auxiliary Savings and Investment Plan (and/or any successor plan(s)).

       22.31. "Stock Compensation" shall mean compensation payable in the form of shares of MetLife Stock, including awards in that form under the Long Term Performance Compensation Plan or the MetLife, Inc. 2005 Stock and Incentive Compensation Plan.

       22.32. "Total Return" shall mean the change (plus or minus) in price or value, plus dividends (if any) on a reinvested basis, during the applicable period, less any management fees or other expenses applicable to the fund or investment serving as the basis for Investment Tracking Fund, as determined by the Plan Administrator in its discretion.

       22.33. "Unforeseeable Emergency" shall mean severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, in any case that is not or can not be relieved by the Participant through reimbursement or compensation by insurance or otherwise, liquidation of the Participant's assets (to the extent such liquidation would not itself cause severe financial hardship), and in any case solely to the extent consistent with the grounds for action by the Plan Administrator under Section 12 of this Plan consistent with Legal Deferral Requirements.

       22.34. "090 Employee" shall mean each individual who is employed by a MetLife Company paid from the United States in United States currency, who is either (a) classified by the individual's employer in compensation grade 090 and earned two-hundred thousand dollars ($200,000) in annual total cash compensation benefitable under the terms of SIP for the twelve
              (12) months immediately preceding October 1 of the year prior to the year subject to the Deferral Election or in such twelve (12) month period otherwise designated by the Plan Administrator; (b) serving in the first calendar year in compensation grade 090, and found by the Plan Administrator in its discretion to have earned two-hundred thousand dollars ($200,000) in compensation from any or all employers or principals in the prior calendar year (or in the second prior calendar year, should the Plan Administrator anticipate or determine that information on the individual's earnings in the prior calendar year that the Plan Administrator would find sufficiently reliable is not available); (c) an employee of any MetLife Company who was formerly a participant in the GenAmerica Executive Deferred Savings Plan, deferred compensation under that plan, and has submitted a Deferral Election under this Plan for each year the individual was otherwise eligible to do so under this Plan; or (d) deemed to be an 090 Employee by the Plan Administrator in its discretion.

IN WITNESS WHEREOF, this MetLife Leadership Deferred Compensation Plan, as amended and restated effective January 1, 2005, is approved.

PLAN ADMINISTRATOR

/s/ Margery Brittain
--------------------------------------------------------


Date:  11-2-06
    ----------------------------------------------------


Witness:   /s/ Rose Alston
       -------------------------------------------------

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